SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2007
WORLD WRESTLING ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27639	04-2693383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (203) 352-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Simon Employment Agreement
     On July 25, 2007, World Wrestling Entertainment, Inc. (the “Company”) and Joel Simon entered into an Employment Agreement (the “Agreement”) in connection with his employment by the Company as President of WWE Films, Inc. (“WWE Films”), effective May 20, 2007. The Agreement has a term of one year, unless earlier terminated. Under the Agreement, Mr. Simon will be paid an annual base salary of $500,000 and will be entitled to participate in certain Company plans for senior executives upon the respective terms of those plans. In addition, Mr. Simon will continue to be eligible to receive specified percentages of certain fees and monies received by the Company in connection with WWE Films’ first three films (“WWE Films Projects”).
     The Agreement generally terminates without breach by any party in the event of Mr. Simon’s death or disability; however, in the event of death, the Company shall pay Mr. Simon’s estate the balance of his current base salary for the remainder of the term. If the Company terminates the Agreement for Cause (as defined in the Agreement), the Company will have no further obligation to make payments under the Agreement other than (i) amounts due, accrued or payable as of the date of termination (“Accrued Amounts”); and (ii) vested benefits under any employee benefit or pension plan, if the benefits are permitted to be retained under the terms of the plan in the event of such a termination (“Vested Benefits”). If the Company terminates the Agreement other than for Cause, Mr. Simon will be entitled to (i) Accrued Amounts; (ii) his then current base salary for the remainder of the term of the Agreement; (iii) amounts to which he otherwise would be entitled with respect to WWE Films Projects (“WWE Films Project Amounts”); and (iii) Vested Benefits. Mr. Simon may terminate the Agreement at any time if the Company fails to make required payments or otherwise breaches the Agreement, and fails to cure any such breach within specified periods. In the event of such a termination, Mr. Simon would be entitled to receive from the Company (i) Accrued Amounts; (ii) his then current base salary for the remainder of the term of the Agreement; (iii) WWE Films Project Amounts; and (iv) Vested Benefits.
     The foregoing is a summary of the material terms of the Agreement and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.
2007 Omnibus Incentive Plan
On July 20, 2007, the Company’s Board of Directors, upon the recommendation of the Company’s Compensation Committee, approved the 2007 Omnibus Incentive Plan (the “2007 Incentive Plan”), subject to the approval of the stockholders of the Company as required under the New York Stock Exchange rules. It is intended that stockholder approval of the 2007 Incentive Plan will be proposed at the next annual meeting of the Company’s stockholders in 2008. While awards may be made under the 2007 Incentive Plan prior to the approval of stockholders, all such awards remain subject to stockholder approval. Failure to receive stockholder approval will result in cancellation of any such awards. Accordingly, no payments may be made pursuant to awards, no awards may be exercised and no unrestricted shares of Class A common stock may be granted under the 2007 Incentive Plan, unless and until the 2007 Incentive Plan is approved by the Company’s stockholders. Upon approval by the Company’s stockholders of the 2007 Incentive Plan, each of the Company’s 1999 Long-Term Incentive Plan (the “LTIP”) and the Company’s Management Incentive Bonus Plan will terminate. The termination of those plans will not affect in any fashion any outstanding awards that have been made under those plans prior to their termination.
An aggregate of 5,000,000 shares of the Company’s Class A common stock will be reserved for issuance and available for awards under the 2007 Incentive Plan, reduced by the number of shares, if any, used for new awards under the LTIP between July 20, 2007 and the date the 2007 Incentive Plan is approved by the Company’s stockholders. Awards under the 2007 Incentive Plan may include nonqualified stock options, incentive stock options, stock appreciation rights, restricted shares of common stock, restricted stock units, performance awards, other stock-based awards and short-term cash incentive awards. Awards under the 2007 Incentive Plan may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any subsidiary of the Company. The 2007 Incentive Plan also provides for awards that are intended to qualify as “performance-based compensation” in order to preserve the deductibility of such compensation by the Company under Section 162(m) of the Internal Revenue Code. The 2007 Incentive Plan will have a term of ten years expiring on July 20, 2017.
This description of the material terms of the 2007 Incentive Plan is qualified in its entirety by the actual provisions of the 2007 Incentive Plan, the complete text of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in this report.
Forms of Award Agreements
On July 20, 2007, the Company’s Compensation Committee approved the following forms of stock award agreements with respect to the 2007 Incentive Plan:
•	Form of Agreement for Performance Stock Units to the Company’s employees and officers, which is subject to vesting based on the Company meeting certain performance criteria to be prescribed in the Agreement (the “PSU Agreement”)

•	Form of Agreement for Restricted Stock Units to the Company’s employees and officers, which is subject to vesting based on continued employment with the Company over a period to be specified in the Agreement (the “Employee RSU Agreement”)
The complete text of each of the PSU Agreement and Employee RSU Agreement is attached as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and is incorporated by reference in this report.
Awards Granted to Executive Officers
On July 20, 2007, the Company’s Compensation Committee approved awards of performance stock units (“PSUs”) under the 2007 Incentive Plan to each of the named executive officers set forth in the table following this description of the awards (the “Award Table”). The actual number of shares of stock to be awarded under such grants will depend on the Company’s achievement of the performance criteria described below, and is otherwise subject to the officer’s continued service with the Company as further described below.
The performance period for the performance stock unit awards is the two fiscal quarter periods from July to December 2007 and such awards are intended to qualify as “performance-based compensation” for deductibility purposes under Section 162(m) of the Internal Revenue Code. The performance criteria for the performance stock unit awards is based on the Company achieving a specified level of EBITDA during the performance period (the “Target EBITDA”) as follows:
•	Achievement of 85% of the Target EBITDA is the minimum level of performance, in which case 75% of the Target PSUs will be earned, subject to additional service-based vesting as described below (see column (b) of the Award Table).

•	If 100% of the Target EBITDA is achieved, 100% of the Target PSUs will be earned (see column (c) of the Award Table).

•	For performance between 85% and 100% of the Target EBITDA, the PSUs earned will increase linearly from 75% of such Target PSUs to 100% of such Target PSUs. For example, at 90% of Target EBITDA, 83.3% (or 75% plus 1/3 of 25%) of the Target PSUs will be earned for the performance period.

•	If performance exceeds the Target EBITDA, the Target PSUs will increase by 2% of the grant for every 1% increment that the actual EBITDA exceeds the Target EBITDA, subject to a cap of 150% of the Target PSUs (see column (d) of the Award Table). For example, if the Company achieves 125% of the Target EBITDA, 150% of the number of Target PSUs will be earned for the performance period, and actual EBITDA above 125% of the Target EBITDA will not result in any additional Target PSUs being earned above such 150% cap.

If the performance criteria is achieved, the performance stock unit awards will then vest (and the earned shares will then be issued) in three equal annual installments on July 20, 2008, July 20, 2009, and July 20, 2010, respectively, assuming the officer remains employed with the Company at that time. If either the performance criteria is not achieved or the officer is not employed with the Company as of the applicable vesting date, the performance stock unit awards will be forfeited.

AWARD TABLE
Officer	Performance Stock Units Earned
	# of shares at	# of shares at	# of shares at
	minimum (85% of	target (100% of	maximum (125% of
	Target EBITDA)	Target EBITDA)	Target EBITDA)
		("Target PSUs")
(a)	(b)	(c)	(d)

Michael Sileck Chief Operating Officer	33,750	45,000	67,500

Frank Serpe Chief Financial Officer	11,250	15,000	22,500

Kevin Dunn EVP, Television Production	41,250	55,000	82,500

These awards will be subject to the provisions of the 2007 Incentive Plan and the Company will enter into award agreements with each officer based on the approved form of PSU Agreement.
Vesting of any stock awards also may be accelerated in the discretion of the Compensation Committee, but in no event will any of the awards be deemed vested and shares actually issued in payment of such awards unless and until the 2007 Incentive Plan is approved by the Company’s stockholders.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of May 20, 2007, by and between World Wrestling Entertainment, Inc. and Joel Simon.

10.2	World Wrestling Entertainment, Inc. 2007 Omnibus Incentive Plan, effective July 20, 2007.

10.3	Form of Agreement for Performance Stock Units to the Company’s employees and officers under the Company’s 2007 Omnibus Incentive Plan.

10.4	Form of Agreement for Restricted Stock Units to the Company’s employees and officers under the Company’s 2007 Omnibus Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Frank G. Serpe

Frank G. Serpe Chief Financial Officer
Dated: July 26, 2007